                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                Acubid.com, Inc.
       ------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                                               85-0270072
(State or Other Jurisdiction of                                (IRS Employer
Incorporation or Organization)                               Identification No.)

                       Professional Compensation Agreement
                       -----------------------------------

                                Lawrence Schaffer
                             1947 Camino Vida Roble
                                    Suite 102
                           Carlsbad, California 92008
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (760) 804-0023
                                 ---------------
                     (Telephone number of agent for service)

                                   Copies to:
                                 Kristin M. Cano
                         One Corporate Plaza, Suite 110
                         Newport Beach, California 92660

                                 CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
                                                     PROPOSED               PROPOSED
    TITLE OF SECURITIES         AMOUNT                MAXIMUM                MAXIMUM              AMOUNT OF
           TO BE                 TO BE            OFFERING PRICE            AGGREGATE           REGISTRATION
        REGISTERED             REGISTERED            PER SHARE           OFFERING PRICE              FEE
------------------------------------------------------------------------------------------------------------
 Common Stock                   25,000              $ 1.89 (1)            $47,250              $ 13.31
 ($0.001 par value)
------------------------------------------------------------------------------------------------------------
 TOTAL                          25,000 (2)          $ 1.89 (1)            $47,250              $ 13.31
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock of the Registrant as traded in the over-the-counter market and reported on the Over-the-Counter Bulletin Board of the National Association of Securities Dealers on May 10, 2000.

(2) Shares registered pursuant to this Registration Statement available for issuance pursuant to the attached Professional Compensation Agreement.

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                                     Part I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS
             ------------------------------------------------------

ITEM 1. Plan Information

ITEM 2. Registrant Information

        The Information required by Items 1 and 2 of Part I is included in the documents sent or given to the participants.



                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents of Acubid.com, Inc.. (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

3. The Registrant's Registration Statement on Form 10-SB filed October 21, 1999, amended December 7, 1999 and December 15, 1999.

4. The Registrant's Report on Form 10-QSB for the quarter ended November 30, 1999, filed January 14, 2000.

5. The Registrant's Report on Form 10-QSB for the quarter ended February 29, 2000, filed April 13, 2000.

6.      The Registrant's Preliminary Proxy on Form 14A filed April 20, 2000.

7.      The Registrant's Definitive Proxy on Form 14A filed May 3, 2000.

8. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-SB, as amended, filed with the Commission.

9. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the above reference to the Registrant's Report on Form 10-SB, as amended, filed with the Commission.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superceded, to constitute part of the Registration.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Counsel for the Registrant, Kristin M. Cano, whose opinion is included herewith is the holder of 35,000 shares of the Registrant's Common Stock and the fair market value of such shares exceeds $50,000. In this Registration Statement, Ms. Cano is seeking to register 25,000 shares of such Common Stock. Shares included in this Registration Statement, were not received for services in connection with a capital raising transaction or the direct or indirect promotion or maintenance of a market in the Registrant's securities.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The statutes, charter provisions, by-laws, contracts or other arrangements under which controlling persons, directors or officers of the Registrant are insured or indemnified in any manner against any liability which may occur in such capacity are as follows:

        The General Corporation Law of Delaware (the "DGCL") provides that a corporation may limit the liability of each director to the corporation or its stockholders for monetary damages except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The Registrant's by-laws provide for the elimination and limitation of the personal liability of directors of the Registrant for monetary damages to the fullest extent permitted by the DGCL. The effect of this provision is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Registrant or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The by-laws also provide that the Registrant shall, to the full extent permitted by the DGCL, as amended from time-to-time, indemnify and advance expenses to each of its currently acting and former directors, officers, employees and agents.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        5.1 Opinion of Kristin M. Cano, Attorney at law, as to the validity of the securities registered hereunder.

        10.1    Professional Services Agreement between Registrant and Kristin
                M. Cano.

        23.1 Consent of Kristin M. Cano (set forth in the opinion filed as Exhibit 5.1 to this Registration Statement).

        23.2    Consent of Israeloff Trattner & Company

        23.3    Consent of Kelly & Company

ITEM 9. UNDERTAKINGS.

        (a).    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and nay deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a)(1) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of this Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities at the time and shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Carlsbad, State of California on May 10, 2000.


                                                     Acubid.com, Inc.


                                                     By: \s\ Lawrence Schaffer
                                                        ------------------------
                                                        Lawrence Schaffer
                                                        President


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.


By: /S/ Lawrence Schaffer                                           May 10, 2000
    ------------------------------------
    Lawrence Schaffer
    Acting Chief Financial Officer and
    Director

By: /S/ Michael Schaffer                                            May 10, 2000
    ------------------------------------
    Michael Schaffer
    Chief Executive Officer and Director

By: /S/ Waddy Stephenson                                            May 10, 2000
    ------------------------------------
    Waddy Stephenson
    Vice President, Technology and
    Director

EXHIBIT INDEX


EXHIBIT                         DESCRIPTION

5.1 Opinion of Kristin M. Cano, Attorney at law, as to the validity of the securities registered hereunder.

10.1           Professional Services Agreement between Registrant and Kristin M.
               Cano.

23.1 Consent of Kristin M. Cano (set forth in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2           Consent of Israeloff Trattner & Company

23.3           Consent of Kelly & Company